EXXON MOBIL CORPORATION	EXHIBIT 99.2

To assist investors in assessing 1Q21 results, the following disclosures have been made available in this 8-K filing:
-	Identified items of $(0.01) per share assuming dilution, as noted on page 1 of the news release
-	A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 6 and attachment V of the news release

1Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M	1Q21	4Q20	3Q20	2Q20	1Q20
Upstream
United States	363	(16,803)	(681)	(1,197)	(704)
Non-U.S.	2,191	(1,729)	298	(454)	1,240
Total	2,554	(18,532)	(383)	(1,651)	536
Downstream
United States	(113)	(514)	(136)	(101)	(101)
Non-U.S.	(277)	(697)	(95)	1,077	(510)
Total	(390)	(1,211)	(231)	976	(611)
Chemical
United States	715	461	357	171	288
Non-U.S.	700	230	304	296	(144)
Total	1,415	691	661	467	144

Corporate and financing	(849)	(1,018)	(727)	(872)	(679)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	2,730	(20,070)	(680)	(1,080)	(610)
Earnings (Loss) per common share (U.S. GAAP)	0.64	(4.70)	(0.15)	(0.26)	(0.14)
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	0.64	(4.70)	(0.15)	(0.26)	(0.14)

Exploration expenses, including dry holes	164	595	188	214	288

Capital and Exploration Expenditures, $M
Upstream
United States	810	1,122	1,260	1,637	2,798
Non-U.S.	1,547	1,812	1,534	1,940	2,328
Total	2,357	2,934	2,794	3,577	5,126
Downstream
United States	271	488	390	719	747
Non-U.S.	199	674	382	334	487
Total	470	1,162	772	1,053	1,234
Chemical
United States	208	435	407	563	597
Non-U.S.	98	240	157	132	185
Total	306	675	564	695	782
Other	—	—	3	2	1

Total Capital and Exploration Expenditures	3,133	4,771	4,133	5,327	7,143

Effective Income Tax Rate, %	33%	22%	(198)%	29%	481%

Common Shares Outstanding, millions
At quarter end	4,234	4,233	4,228	4,228	4,228
Average - assuming dilution	4,272	4,272	4,271	4,271	4,270

Total Cash and Cash Equivalents, $B	3.5	4.4	8.8	12.6	11.4

Total Debt, $B	63.3	67.6	68.8	69.5	59.6

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	9,264	4,005	4,389	—	6,274
Proceeds associated with asset sales	307	770	100	43	86
Cash flow from operations and asset sales	9,571	4,775	4,489	43	6,360
Changes in operational working capital	(1,953)	114	(863)	1,460	942
Cash flow from operations and asset sales excluding working capital	7,618	4,889	3,626	1,503	7,302

EXXON MOBIL CORPORATION

1Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	1Q21	4Q20	3Q20	2Q20	1Q20
liquids, bitumen and synthetic oil, kbd
United States	665	719	692	628	699
Canada / Other Americas	575	619	487	483	558
Europe	35	32	26	31	30
Africa	253	258	297	333	360
Asia	691	658	735	783	795
Australia / Oceania	39	39	49	48	38
Total liquids production	2,258	2,325	2,286	2,306	2,480

Natural gas production available for sale, mcfd
United States	2,767	2,686	2,611	2,642	2,825
Canada / Other Americas	216	253	269	269	317
Europe	1,403	848	401	619	1,293
Africa	24	12	11	4	7
Asia	3,599	3,225	3,791	3,218	3,710
Australia / Oceania	1,164	1,161	1,233	1,238	1,244
Total natural gas production available for sale	9,173	8,185	8,316	7,990	9,396

Total worldwide liquids and gas production, koebd [1]	3,787	3,689	3,672	3,638	4,046

Refinery throughput, kbd
United States	1,532	1,594	1,601	1,440	1,558
Canada	364	359	341	278	383
Europe	1,153	1,130	1,183	1,085	1,295
Asia Pacific	545	522	486	568	637
Other Non-U.S.	157	150	148	145	187
Total refinery throughput	3,751	3,755	3,759	3,516	4,060

Petroleum product sales, kbd
United States	2,077	2,128	2,297	1,959	2,231
Canada	409	415	446	353	456
Europe	1,272	1,227	1,253	1,130	1,403
Asia Pacific	665	645	614	640	708
Other Non-U.S.	458	418	413	355	489
Total petroleum product sales	4,881	4,833	5,023	4,437	5,287

Gasolines, naphthas	1,996	2,039	2,077	1,736	2,122
Heating oils, kerosene, diesel	1,692	1,739	1,750	1,649	1,867
Aviation fuels	183	172	152	147	383
Heavy fuels	257	237	242	262	256
Specialty products	753	646	802	643	659
Total petroleum product sales	4,881	4,833	5,023	4,437	5,287

Chemical prime product sales, kt
United States	2,190	2,467	2,363	1,985	2,195
Non-U.S.	4,256	4,176	4,261	3,960	4,042
Total chemical prime product sales	6,446	6,643	6,624	5,945	6,237

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

1Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	1Q21 vs. 1Q20	1Q21 vs. 4Q20
Upstream
Prior Period	536	-18,532
Realization	1,310	1,690
Winter Storm	-110	-110
Noncash effect of year-end reserves	-270	-270
Other	1,690	2,070
Volume / Mix	-370	-130
Winter Storm	-50	-50
Other	-320	-80
Other	1,080	19,530
Winter Storm	-80	-80
Identified Items	620	19,280
Expenses	700	440
Forex	-220	50
Other	60	-160
Current Period	2,554	2,554
Downstream
Prior Period	-611	-1,211
Margin	-1,880	490
Volume / Mix	-80	-200
Winter Storm	-100	-100
Market Demand	—	-40
Turnaround - Manufacturing	-10	-40
Other - Manufacturing (Non-turnaround)	30	-20
Other	2,180	530
Winter Storm	-30	-30
Expenses	410	380
Identified Items	1,940	520
LIFO / Other	-140	-340
Current Period	-390	-390
Chemical
Prior Period	144	691
Margin	620	380
Winter Storm	-120	-120
Other	740	500
Volume / Mix	30	—
Winter Storm	-100	-100
Demand	130	100
Other	620	340
Winter Storm	-10	-10
Identified Items	320	20
Expenses	240	150
LIFO / Forex / Other	70	180
Current Period	1,415	1,415

Upstream Volume Factor Analysis, koebd
Prior Period	4,046	3,689
Downtime / Maintenance	-22	-22
Growth / Decline	-78	-18
Entitlements / Divestments	-69	-46
Government Mandates	-124	62
Demand / Other	34	122
Current Period	3,787	3,787

EXXON MOBIL CORPORATION

1Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	1Q21
Beginning Cash	4,364
Earnings	2,730
Depreciation	5,004
Working Capital / Other	1,530
Proceeds Associated with Asset Sales	307
PP&E Adds / Investments and Advances[1]	-2,662
Shareholder Distributions	-3,720
Debt / Other Financing	-4,038
Ending Cash	3,515

1 PP&E Adds / Investments and Advances includes PP&E adds of ($2.4B) and net advances of ($0.3B).

Average Realization Data	1Q21	4Q20	3Q20	2Q20	1Q20
United States
ExxonMobil
Crude ($/b)	56.20	39.06	36.80	21.79	42.82
Natural Gas ($/kcf)	3.36	2.20	1.62	1.57	1.69

Benchmarks
WTI ($/b)	57.84	42.56	40.91	27.80	45.97
ANS-WC ($/b)	60.76	44.75	42.74	30.06	51.45
Henry Hub ($/mbtu)	2.71	2.67	1.98	1.71	1.95

Non-U.S.
ExxonMobil
Crude ($/b)	53.41	37.86	38.30	20.91	41.96
Natural Gas ($/kcf)	6.13	4.85	3.41	4.07	5.60
European NG ($/kcf)	5.87	4.87	3.25	2.67	4.68

Benchmarks
Brent ($/b)	60.90	44.22	43.00	29.20	50.26

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the first quarter of 2021. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.